SCHEDULE A

                         RULE 10F-3 TRANSACTIONS REPORT
                      JANUARY 1, 2004 THROUGH DECEMBER 31, 2004
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC


                               Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------

4TH QUARTER 10F-3 SAT TRADES
NATIONS SEPARATE ACCOUNT
  TRUST PORTFOLIOS
NATIONS MARSICO 21ST
  CENTURY PORTFOLIO
VNUS Medical Technologies, Inc.   1     10/20/04  10/20/04   Piper Jaffray Inc.   1,574     $15.000       $23,610   0.03%    0.17%
DreamWorks Animation SKG, Inc.    1     10/27/04  10/27/04   SG Cowen & Company     157     $28.000        $4,396   0.00%    0.03%
DreamWorks Animation SKG, Inc.    1     10/27/04  10/27/04   JP Morgan Chase      6,272     $28.000      $175,616   0.02%    1.26%
                                                             Credit Suisse
MarketAxess Holdings, Inc.        1     11/04/04  11/04/04   First Boston         2,942     $11.000       $32,362   0.65%    0.22%


NATIONS SMALL COMPANY
  PORTFOLIO
                                                             Credit Suisse
MarketAxess Holdings, Inc.        1     11/04/04  11/04/04   First Boston           600     $11.000        $6,600   0.01%    0.02%

3RD QUARTER 10F-3 SAT TRADES
Nations High Yield Bond
  Portfolio
Loews Cineplex Entertainment                                 Credit Suisse
  9.00  08/01/14                  3     07/22/04  07/22/04   First Boston       160,000     $100.00      $160,000   0.05%    0.19%
Vanguard Health HLD II                                       CitiGroup
  9.00 10/1/14                    3     09/17/04  09/17/04   Financial          350,000     $100.00      $350,000   0.06%    0.38%


NATIONS VALUE PORTFOLIO
                                                             CitiGroup
Flextronics International Ltd.    1     07/22/04  07/22/04   Financial           15,402      $12.50      $192,525   0.01%    0.31%

2ND QUARTER 10F-3 SAT TRADES

NATIONS ASSET ALLOCATION
  PORTFOLIO
HAROT 2004-1 A4
  3.06% 10/21/2009                1     04/15/04  04/15/04   JP Morgan Chase     80,000     $99.976       $79,980   0.01%    0.39%
BMWOT 2004-A A4
  3.32% 2/25/2009                 1     05/04/04  05/04/04   JPM/Chase CMO, ABS  65,000     $99.980       $64,987   0.00%    0.32%
FORDO 2004-A A4
  3.540% 11/18/2008               1     05/18/04  05/18/04    Bear Stearns      155,000     $99.986      $154,978   0.01%    0.77%
Caterpillar Financial Serv                                    CitiGroup
  4.5% 6/15/2009                  1     06/15/04  06/15/04    Financial          20,000     $99.740       $19,948   0.00%    0.09%

NATIONS HIGH YIELD BOND PORTFOLIO
Warner Music Group
  7.375% 04/15/14                 3     04/01/04  04/01/04    Deutsche Bank       1,200    $100.000        $1,200   0.03%    0.00%
Ono Finance Plc
  10.5% 05/15/14                  3     05/07/04  05/07/04    Morgan Stanley    680,000    $119.094      $809,842   0.19%    1.00%
Language Line, Inc.
  11.125% 06/15/2012              3     06/03/04  06/03/04    Merrill Lynch     360,000     $97.432      $350,755   0.22%    0.43%
US Unwired Inc,                                               Lehman
  10.0% 06/15/2012                3     06/10/04  06/10/04    Brothers Inc.     190,000     $99.326      $188,719   0.08%    0.22%
Pride International                                           CitiGroup
  7.375% 7/15/14                  3     06/22/04  06/22/04    Financial         565,000     $99.474      $562,028   0.11%    0.68%

NATIONS SMALL COMPANY PORTFOLIO
                                                              Credit Suisse
Blackboard, Inc.                  1     06/18/04  06/17/04    First Boston        3,000     $14.000       $42,000   0.05%    0.12%

NATIONS VALUE PORTFOLIO
Genworth Financial Inc. - Cl A    1     05/24/04  05/24/04    Morgan Stanley     13,100     $19.500      $255,450   0.01%    0.44%
Genworth Financial Inc PFD        1     05/24/04  05/24/04    Morgan Stanley        600     $25.000       $15,000   0.00%    0.03%


1ST QUARTER 10F-3 SAT TRADES

NATIONS ASSET ALLOCATION PORTFOLIO
Sungard Data Systems                                          CitiGroup
  4.875% 01/15/14                 3     01/12/04  01/12/04    Financial           6,000     $99.336         $5,960   0.00%    0.03%
Proctor & Gamble 5.5% 02/01/34    1     01/22/04  01/22/04    Goldman Sachs       8,000     $99.577         $7,966   0.00%    0.04%
Toll Brothers, Inc.                                           CitiGroup
  4.95% 03/15/14                  3     03/09/04  03/09/04    Financial          11,000     $99.517        $10,947   0.00%    0.05%
International Lease Corporation                               J.P. Morgan
  3.5% 04/01/09                   1     03/19/04  03/19/04    Chase              24,000     $99.785        $23,948   0.00%    0.12%
                                                              CitiGroup
EOP Operating LLP 4.75% 03/15/14  1     03/23/04  03/23/04    Financial          16,000     $99.774        $15,964   0.00%    0.08%


NATIONS HIGH YIELD BOND PORTFOLIO
Exco Resources, Inc.                                          Credit Suisse
  7.25% 01/15/11                  3     01/14/04  01/14/04    First Boston      285,000    $100.000       $285,000   0.08%    0.34%
                                                              CitiGroup
AES Corporation 7.75% 03/01/14    1     02/10/04  02/10/04    Financial         330,000     $98.288       $324,350   0.07%    0.40%
Omega Healthcare Investors, Inc.
  7.00% 04/31/14                  3     03/15/04  03/15/04    Deutsche Bank     155,000    $100.000       $155,000   0.08%    0.20%
Rural Cellular Corporation
  8.25% 03/15/12                  3     03/15/04  03/15/04    Lehman Brothers    60,000    $100.000        $60,000   0.02%    0.08%


NATIONS MIDCAP GROWTH PORTFOLIO
XM Satellite Radio Holdings, Inc. 1     01/22/04  01/22/04    Bear Stearns        5,923     $26.500       $156,960   0.03%    0.38%


NATIONS SMALL COMPANY PORTFOLIO
Atheros Communications            1     02/11/04  02/11/04    Morgan Stanley      1,266     $14.000        $17,724   0.01%    0.05%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).